                                                                  Exhibit 10.11



Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked by [****], have been separately filed with the Commission.




                            DISTRIBUTORSHIP AGREEMENT

            THIS DISTRIBUTORSHIP AGREEMENT made and entered into as of this 1st day of August, 1992 by and between TELEBASE SYSTEMS, INC. ("Telebase"), 435 Devon Park Drive, Suite 600, Wayne, Pennsylvania 19087, USA and NIFTY CORPORATION ("NIFTY") (formerly N.I.F. Corporation), Omori Bellport A, 26-1, Minami-oi 6-chome, Shinagawa-ku, Tokyo 140 Japan.

            WHEREAS, Telebase is the owner and operator of EasyNet(R) which is a menu-driven Knowledge Gateway service that gives untrained users access to a wide range of commercially available databases; and

            WHEREAS, Telebase and NIFTY entered into an Exclusive
Distributorship Agreement dated as of December 30, 1986, (with two side letter agreements of even date), effective on May l, 1987, as amended on April 30, 1990 (the "Original Agreement"); and

            WHEREAS, in the Original Agreement, Telebase granted NIFTY certain rights, including the exclusive distributorship for Japanese subscribers for a customized, value-added version of EasyNet(R) and a non-exclusive distributorship for subscribers in the United States of America, the Republic of China (Taiwan) and, via posDATA Company, Ltd., the Republic of Korea (South Korea); and

            WHEREAS, Telebase and NIFTY both desire to execute a new agreement which contains similar terms to the Original Agreement,

            NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby mutually agree as follows:

I.    Definitions

      As used in this Agreement, unless otherwise clearly indicated in the context, the following terms shall have the meanings set forth in this Section and no other:


"Direct Access Database":           shall mean an individual database or subset
                                    of databases accessible through the System
                                    (as hereinafter defined) using a simplified menu and database(s) specific pricing.

"EasyNet":                          shall mean EasyNet(R), a menu and/or common
                                    command driven Knowledge Gateway(R) service.

"Effective Date":                   shall mean the date of validation of this
                                    Agreement by the competent governmental
                                    authorities in Japan or the United States, if such validation is required, otherwise the date of acceptance and execution of this Agreement by both parties.

"Front-end Support
System": shall mean a telecomputing service with a gateway function, a clearing function, and a command conversion function which creates a unique user interface to different database vendors.

"Japanese Subscriber":              shall mean any customer or subscriber of the
                                    System (as hereinafter defined) which has registered its billing address in Japan.

"NIFTY-Serve":                      shall mean the Japanese-language based
                                    version of NIFTY's computer network and
                                    information service.

"NIFTY-Serve ES":                   shall mean the English-language based
                                    version of NIFTY's computer network and
                                    information service.

"Non-Japanese
Subscriber":                        shall mean any customer or subscriber of the
                                    System (as hereinafter defined) which has registered its billing address in a country other than Japan.

"System":                           shall mean a customized value added version
                                    of EasyNet, including all existing and
                                    subsequently developed services and systems derived from EasyNet, which version is comprised of at least databases common to the systems serviced by Telebase (and all of the distributors or licensees of Telebase) and excludes databases and features specially designed for a particular distributor or licensee at its own cost.

II.   Grant of Distributorship

      A. Telebase hereby grants to NIFTY and NIFTY hereby accepts, upon the terms and conditions herein contained, the exclusive rights, including the right to grant subdistributorships, to market and distribute access to the

System (including related training and customer support) to Japanese
Subscribers.

      B. In order to protect the exclusive rights granted to NIFTY pursuant to
Section II A above, Telebase agrees that, to the extent that the exclusive rights granted hereunder remain in effect:

         1. Telebase shall not directly or indirectly solicit from or sell to any Japanese Subscriber or otherwise authorize others to specifically sell access to the System to Japanese Subscribers; and

         2. If Telebase establishes or otherwise authorizes any other party to establish a system operator as an EasyNet Center in Japan, such EasyNet Center shall market or sell access to the System for NIFTY's exclusive distribution hereunder; and

         3. Telebase will not, and will not cause or permit any subsidiary, affiliate, licensee, or distributor, directly or indirectly, to engage in competition with NIFTY with regard to the marketing or distribution of the System or any other version of EasyNet to Japanese Subscribers.

      C. NIFTY shall be free to grant subdistributorships to, and develop marketing relationships with, Japanese Subscribers, but shall provide thirty
(30) days prior written notice to Telebase of any such subdistributorships. NIFTY shall share with Telebase any fees received by NIFTY from such subdistributors as follows: (a) for annual subdistributorship fees received from a subdistributor totalling [****] or less, NIFTY shall pay Telebase an amount equivalent to [****]% of such fees; and (b) for annual subdistributorship fees received from a subdistributor totalling more than [****], NIFTY shall pay Telebase an amount equivalent to [****].

             D. To the extent that the exclusive rights granted hereunder remain in effect, NIFTY hereby agrees that it shall not, without prior approval of Telebase, market and/or distribute to Japanese Subscribers telecomputing services through any Front-end Support System which has substantially the same subset of databases as that serviced by the System. For the purposes of this paragraph, "substantially the same subset of databases as that serviced by the System" shall be determined as the subset of databases serviced by the Front-end Support System which:

             (a) has four or more of the seven (7) most popular databases of the System as measured by the Usage Costs (as such term is hereinafter defined) paid to Telebase directly from NIFTY under this Agreement or the Original Agreement (the "Usage Cost Revenues"), and/or


             (b) has any combination of databases of the System which account for more than twenty

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                       five per cent (25%) of the Usage Cost Revenues.

The determination of whether a Front-end Support System, if any, has "substantially the same subset of databases as that serviced by the System" shall be made on a calendar year basis before the launching by NIFTY of such Front-end Support System or the first day of March of each year if such Front-end Support System continues. By the first day of February of each year that the exclusive rights granted herein remain in effect, Telebase shall provide NIFTY with a report setting forth the Usage Cost Revenues on a database-by-database basis for the previous calendar year. Using such report, NIFTY shall determine whether such Front-end Support Systems, if any, have "substantially the same subset of databases as that serviced by the System" and shall inform Telebase of its determination. Such determination, once made, shall remain in effect until the next determination is made in the following year.

Notwithstanding the foregoing, Telebase hereby acknowledges, accepts and grants its approval for NIFTY to market CompuServe to Japanese Subscribers and for NIFTY to market databases developed, produced, maintained and hosted within Japan provided through the Japanese service "Global Search" to Japanese Subscribers.

             E.

                  1. For the term of this Agreement, Telebase hereby grants to NIFTY and NIFTY hereby

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
                       accepts, upon the terms and conditions hereinafter contained, the non-exclusive rights to market and distribute access to the System (including related training and customer support) through NIFTY-Serve and NIFTY-Serve ES to Non-Japanese Subscribers as follows:


                       (a) NIFTY's right to market and distribute through NIFTY-Serve shall be world-wide, and

                       (b) NIFTY's right to market and distribute through NIFTY-Serve ES shall be limited to the East Asian territory comprised of the People's Republic of China, Indonesia, Malaysia, the Philippines, Singapore, and Thailand (the "East Asian Territory").

                  2. The non-exclusive rights granted pursuant to Section II E I shall be subject to the written consent of Telebase on a country-by-country basis (except with respect to Non-Japanese Subscribers in the United States of America, the Republic of China (Taiwan), and the Republic of Korea (South Korea) for which no consent shall be required), such consent to be withheld with respect to any particular country only if Telebase is in bona fide negotiations concerning or has granted a right of exclusive distribution in such country; provided, however, that if NIFTY is authorized under its arrangement with CompuServe, Inc. to distribute NIFTY-Serve ES in countries outside the East Asian Territory, Japan, and the United States, NIFTY may distribute access to the System in such countries upon obtaining the aforementioned written consent.

                  3. If, subsequent to approving NIFTY's non-exclusive distributorship of the System to Non-Japanese Subscribers in a country except those in the United States of America, the Republic of China (Taiwan), the Republic of Korea (South Korea) and Japan, Telebase intends to grant to a third party an exclusive distributorship in such country, Telebase may revoke such approval of NIFTY's nonexclusive distributorship with respect to such country only and NIFTY will accept such revocation provided that Telebase uses its best efforts to cause such party to enter into good faith negotiations with NIFTY regarding NIFTY's continued distribution of the System in such country either under this Agreement or as a sublicensee of such third party on terms no less favorable to NIFTY than provided hereunder.

III.    Assignment of Leads

        Telebase shall expeditiously submit to NIFTY the names and addresses of all future inquiry leads relating to Japanese Subscribers, and shall refer all such inquiries to NIFTY.

IV.     Grant of EasYNet Name

        A. Telebase hereby grants to NIFTY the exclusive right to use the name "EasyNet" in connection with marketing the System to Japanese Subscribers, and to register the trademark and/or servicemark in the English and Japanese languages for such name in Japan on behalf of Telebase, if such name becomes registrable under Japanese Trademark Law. NIFTY shall identify EasyNet as the registered trademark and/or servicemark of Telebase with respect to any and all uses of such name. Telebase shall bear the expense of, and will reimburse NIFTY for, any expenses associated with the registration in Japan of the trademark and/or servicemark for the name "EasyNet." NIFTY shall be entitled to register the exclusive right to use such trademark and/or servicemark ("Senyou-Jishiken") under Japanese Trademark Law at its own expense. Upon termination of this Agreement for any reason, the right of NIFTY to use such trademark or servicemark shall immediately terminate.

        B. NIFTY may market the System under another, exclusive, name of NIFTY's choosing, and may at its own expense register said name in Japan as a trademark and/or servicemark owned exclusively by NIFTY. The parties agree that upon termination of this Agreement for any reason, each party shall not use such name in connection with database services similar to the System.

V.      Term of Distributorship and Fee

        A. The term of this Agreement shall be for a period of four (4) years commencing with the Effective Date (the "Initial Term"), and subject to Section V B, this Agreement shall be renewed automatically for another period of four
(4) years (the "Renewal Term").

        B. By ninety (90) days prior to the end of the Initial Term, the parties shall determine whether to continue the exclusive rights granted herein, and if by the end of such ninety (90) day period, the parties fail to agree on such continuation, then the exclusive distributorship right granted herein shall automatically convert to a non-exclusive right at the beginning of the Renewal Term; provided, however, that upon the conversion to non-exclusive rights, NIFTY shall have the right to terminate this Agreement on thirty (30) days prior written notice given within the first sixty (60) days of the Renewal Term. In the event that, after the conversion of the exclusive right of distributorship, Telebase establishes or

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otherwise authorizes any other party to establish a system operator as an
EasyNet Center in Japan, such EasyNet Center shall market or sell access to the System for NIFTY's non-exclusive distribution hereunder until the end of the Renewal Term.

        C. In consideration of the exclusive rights granted to NIFTY hereby, NIFTY shall pay Telebase an annual distributorship fee of [****] for each year of the term of this Agreement so long as NIFTY enjoys the exclusive distributorship rights granted herein. The annual distributorship fee for the first year shall be due and payable by NIFTY within thirty (30) days after the Effective Date. The annual distributorship fee for each subsequent year ("Subsequent Year Fee") shall be due and payable by NIFTY within thirty (30) days after each respective anniversary of the Effective Date; provided, however, that in the event of the early termination of this Agreement, NIFTY shall not be required to make or be liable for any Subsequent Year Fee.

VI.     First Refusal Right

        A. Telebase hereby grants NIFTY a right of first refusal to establish a system operator as an EasyNet Center within Japan (the "Japanese EasyNet Center") for marketing or selling access to the System. Such right of first

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refusal shall terminate on the second anniversary of the Effective Date.

        B. If established, the Japanese EasyNet Center shall be operated in collaboration with Telebase, shall have access to all available relevant and useful know-how and trade secrets owned by Telebase, and shall have access to database publishers and vendors located in Japan and the United States. Access by the Japanese EasyNet Center to U.S. database publishers and vendors shall be via the U.S. EasyNet Center (unless agreed otherwise by the parties) in order to minimize costs and take advantage of special links between the U.S. EasyNet Center and local database publishers and vendors. Once the Japanese EasyNet Center is established, access from the U.S. EasyNet Center to Japanese databases shall be routed via the Japanese EasyNet Center and Telebase shall promptly assign to the Japanese EasyNet Center any and all database publishers and vendors located in Japan to which it has access. Any and all further terms and conditions relating to the establishment of such Japanese EasyNet Center shall be determined through good faith negotiations.

VII.    Telebase Responsibilities

        A. Telebase shall reasonably attempt to provide and maintain the System (at a site selected by Telebase) on a 24 hours a day, 7 days a week basis, providing the same caliber of technical and SOS support as afforded its other

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distributors or direct users of EasyNet. Improvements made by (or on behalf of)
Telebase to EasyNet, including all universal changes to the EasyNet system, shall promptly be incorporated into the System, and at no cost to NIFTY, except such improvements shall not be made where NIFTY declines such improvements or such improvements are otherwise restricted by applicable laws, regulations or intellectual property agreements between Telebase and third parties.

        B. Telebase shall provide to NIFTY such customization of and improvements to the System as the parties agree in order to serve Japanese Subscribers and Non-Japanese Subscribers, except where such customization would infringe on the intellectual property of another distributor or other party. Telebase shall perform such customization within a time frame agreed to by the parties at a cost of a maximum hourly rate of $95/hour, plus out-of-pocket, software, hardware, travel and other expenses, including appropriate maintenance charges. Such customization (the total costs for which shall be quoted by Telebase and consented to by NIFTY in advance of work on a particular project) may include menu rewrites, the development of Direct Access Databases, and the incorporation of NIFTY's databases, electronic newsletters, electronic mail and other features. NIFTY shall have all proprietary rights in any such customization requested by NIFTY and performed by Telebase (the "NIFTY Customization"), including but not limited to

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all menu rewrites in Japanese and other foreign languages. Notwithstanding anything to the contrary in this Section, in the case of Direct Access Databases which Telebase develops for NIFTY and other Telebase licensees, Telebase shall have all proprietary rights in such Direct Access Database user interfaces, providing that NIFTY shall pay Telebase for the costs incurred in developing NIFTY's customized user interface therefor and shall have the right to use such Direct Access Databases.

        C. Telebase shall provide and maintain such ports for access to the System (the number of which are the determinant of the number of simultaneous users the System will support) as may reasonably be required to support NIFTY's end-users. NIFTY will provide Telebase with at least thirty (30) days notice of any specifically anticipated short-term or long-term increase in the number of end-users who will be simultaneously accessing the System, whether due to a special promotion or otherwise. Access to the System ports shall be via the Compuserve Network Service, Venus-P, via a dedicated line, via the Telenet or Tymnet packet switch networks, or via such other network as Telebase may specify and NIFTY shall agree to. The network address for the System is currently located in Wayne, Pennsylvania. Telebase will provide at least sixty (60) days notice to NIFTY of any plans to move or change the network address for the System.

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        D. Telebase shall provide NIFTY's staff and representatives with training, at NIFTY's request, over the term of this Agreement, such training to be conducted at the offices of Telebase or at a site other than the Telebase facilities. Such training will be provided at a cost of $500 a day (travel time included) plus travel, equipment and other expenses incurred by Telebase.

        E. Telebase shall cooperate with NIFTY in preparing appropriate documentation, advertising copy and other support and sales promotion materials for the System. In furtherance of this, Telebase shall supply to NIFTY at no cost a copy of all such materials as prepared by Telebase for the marketing of EasyNet to its own distributors and direct users. Telebase shall be afforded the opportunity to review and approve a copy of all support and marketing materials proposed by NIFTY. The review by Telebase of such materials shall be expeditious and limited to ascertaining accuracy and the reflection of intellectual property and related interests. Approval by Telebase of such materials shall not be unreasonably withheld.

        F. At NIFTY's request, Telebase shall provide a representative to assist at trade shows, seminars and similar events in which NIFTY participates. Such representative will be provided by Telebase at a cost to NIFTY of $500 a day (travel time included) plus expenses incurred.

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        G. Telebase will cooperate with NIFTY in selecting and/or developing software, books, seminars and other services and materials which may be sold, at NIFTY's option, in specific conjunction with the System. The parties will agree upon an appropriate sharing of revenue from such sales of services or materials (which Telebase will grant to NIFTY the license to develop, make, copy, market and service), based on the parties' contribution to the services or materials sold, but in no event shall Telebase receive less than five percent (5%) of the gross revenue generated from such sales.

VIII.   NIFTY Responsibilities

        A. NIFTY shall use its best efforts to market the System and provide customer support of the System.

        B.   NIFTY shall, in its sole discretion,

             1. Set charges for equipment, documentation, seminars and any other materials which relate to the System, and

             2. Establish the prices to be charged for the subscription to, and use of the System by, Japanese Subscribers, Non-Japanese Subscribers and NIFTY's other end-users.

        C. NIFTY shall be invoiced on a monthly basis for System usage, customization and other expenses. Payment of such expenses will be due within twenty (20) days after NIFTY receives Telebase's invoice.

IX.     Charges to NIFTY for Use of the System

        A. NIFTY shall bear all usage costs associated with network access to the System which are itemized on the Wholesale Price List attached hereto as Schedule A (the "Usage Costs"), but shall not bear charges by Telebase for telecommunications or passwords issued by Telebase for use by NIFTY's end-users. For Direct Access Databases, Telebase will charge NIFTY for the Usage Costs at the discount rate of at least twenty five per cent (25%). For all other databases, Telebase will charge NIFTY for the Usage Costs at the discount rate listed on the attached Schedule A, provided that the effective aggregate discount rate equals at least thirty five point two per cent (35.2%). In addition, NIFTY shall bear all telecommunications costs associated with such high-speed dedicated line between the United States and Japan as NIFTY may establish, employ or contract to use in connection with the System. NIFTY will use its best efforts to minimize the telecommunications costs charged to its end-users.

        B. Telebase reserves the right to adjust search, demonstration, surcharge, or other charges by giving NIFTY three months prior written notice thereof; provided, however, that for databases other than Direct Access Databases, such adjustment shall guarantee to NIFTY an effective aggregate discount rate, against the applicable charges itemized on Schedule A, as adjusted by Telebase from time to time (but restricted to the items listed on Schedule

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A except by prior consent of the parties), at least equal to [****]

X.      Intellectual Property Rights and Warranties

        A. Telebase has taken and will take such steps as are reasonably necessary to preserve and protect the ownership and validity of its proprietary rights in the System (trademark, copyright, patent or otherwise). The property rights to the System, software, hardware, documentation, copyrights, trademarks, patent rights and other intellectual property are and shall at all times remain the sole property of Telebase, except those trademarks registered pursuant to
Section IV B above and the NIFTY Customization described in Section VII B above (excluding Direct Access Databases), which shall remain the sole property of NIFTY. NIFTY acquires no other ownership interest in the System. NIFTY agrees not to take any action which might reasonably be expected to encumber or expose the System to any claims, liens or other forms of encumbrance.

        B. The System shall at all times reflect the respective intellectual property rights (as well as the disclaimers) of Telebase and its database vendors and publishers. NIFTY shall respect such rights. NIFTY shall take all reasonable and necessary actions to protect the proprietary nature of the System.

        C. Telebase has entered into certain agreements with database vendors and database publishers regarding the

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databases accessible via the System. NIFTY agrees to abide by the restrictions and requirements imposed by the respective database publishers and vendors as relates to distributing the System to Japanese Subscribers and Non-Japanese Subscribers, if Telebase so notifies NIFTY in writing. Furthermore, the addition or deletion of available databases, whether due to government or vendor restrictions or otherwise, shall not affect the terms of this Agreement; provided, however, that Telebase shall at all times maintain at least five hundred (500) databases accessible via the System to Japanese Subscribers and Non-Japanese Subscribers. Telebase shall give NIFTY reasonable prior written notice of any addition or deletion of available databases.

        D. Telebase warrants that it has the right to enter into this Agreement and to grant the rights granted herein. In addition, Telebase warrants that the System will conform, as to all substantial operational features, to Telebase's current published specifications, which specifications (including all revisions and updates thereto) Telebase shall promptly provide to NIFTY. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, TELEBASE MAKES AND NIFTY RECEIVES NO OTHER WARRANTY, EXPRESS OR IMPLIED, AND THERE ARE EXPRESSLY EXCLUDED ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. TELEBASE SHALL HAVE NO LIABILITY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT FOR CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. TELEBASE SHALL

HAVE NO LIABILITY OTHER THAN THAT WHICH IS EXPRESSLY STATED IN THIS AGREEMENT.

        E. TELEBASE MAKES NO WARRANTIES OR REPRESENTATIONS REGARDING THE ACCURACY, COMPLETENESS OR EFFICIENCY OF THE INFORMATION CONTAINED WITHIN THE SYSTEM. FURTHERMORE, TELEBASE SHALL NOT BE RESPONSIBLE FOR ANY INTERRUPTION OF SERVICE OR AVAILABILITY OF INFORMATION IN THE SYSTEM AS CAUSED BY A DATABASE VENDOR, DATABASE PUBLISHER, GOVERNMENTAL ENTITY OR OTHER THIRD PARTY. THE LIABILITY OF TELEBASE IN ANY CASE SHALL BE LIMITED TO THE BILLABLE AMOUNT OF THE USAGE CHARGE FOR ANY SEARCH THAT IS NOT SATISFACTORILY COMPLETED.

XI.     Confidentiality

        A. It is recognized that certain confidential or proprietary information (including without limitation, technical, financial, business planning information, trade secrets and know-how) may be disclosed in furtherance of the relationship defined herein between Telebase and NIFTY. Any information identified as confidential or proprietary ("Confidential Information") shall be used only for the purpose of furtherance of the System defined herein, and shall not be used to compete with the other party in any manner or be disclosed to third parties, including but not limited to, subsidiaries, affiliates and equity partners, except in the case of an assignment of this Agreement to a wholly owned subsidiary of either party pursuant to Section

XV D of the Agreement, and each party shall take all reasonable care to insure that the Confidential Information shall not be disclosed by its employees to third parties; provided, however, that neither party shall be liable for disclosure or use of information which:

             (a) is or becomes publicly available other than through a breach of this confidentiality provision of this Agreement,

             (b) is subsequently lawfully obtained from a third party not, to recipient's knowledge, bound by a confidentiality agreement,

             (c) is known to recipient prior to disclosure or is thereafter independently developed by recipient,

             (d) is disclosed by the disclosing party to a third party without restrictions substantially similar to those contained herein, or

             (e) is disclosed pursuant to governmental or judicial requirement.

             B. All proprietary information furnished hereunder shall remain the property of the furnishing party and shall be returned to it or destroyed promptly at its request together with all copies made thereof by the receiving party hereunder; provided, however, that the receiving party may retain one copy of each item of such information in order to verify the compliance by the receiving party with the terms of this Section XI. Upon request, the receiving party shall send the furnishing party a destruction certificate.

XII.         Indemnification

             Each party shall defend and indemnify the other, its directors, officers and employees from any liability and expense (including reasonable attorneys' fees) imposed upon the indemnified party as a result of any claim arising out of the performance of the indemnitor under this Agreement and including all costs, expenses and damages (including any direct, incidental or consequential damages, losses and liabilities whatsoever) incurred or suffered by the indemnified party in connection therewith; provided, however, that each party's liability under this Section shall be limited to the amount of the limitation on Telebase's liability to NIFTY pursuant to Section X E hereof.

XIII.        Relationship of the Parties

             The parties recognize that they are independent entities and neither is an agent, employee, legal representative, subsidiary, partner or joint venturer of the other. Furthermore, neither party is authorized to waive any right of, make any representation in the name of, or assume or create any contract or obligation of any kind in the name of, or on behalf of, the other, or to make any statement that it has the authority to do so.

XIV.         Termination

             A. Either party shall be entitled to terminate this Agreement by sending a written notice of termination to the other party, effective upon receipt, in any of the following events:

                  1. The breach of any material term, obligation, or responsibility under this Agreement by the other, which breach shall have remained uncured for sixty (60) days after written notice thereof; or

                  2. The bankruptcy, general assignment for the benefit of creditors, insolvency or similar filing or proceeding by or against the other party, which filing or proceeding had not been withdrawn or dismissed within sixty (60) days from its institution.

             B. Notwithstanding the termination, expiration or assignment of this Agreement, the confidentiality and indemnification covenants set forth above shall survive and be binding on the parties, and on all successors and permitted assigns of the parties for a period of five (5) years following the termination or expiration of this Agreement.

             C. Telebase shall be entitled to exclude from the non-exclusive distributorship territory hereunder a country with respect to which a material breach relating to the non-exclusive distributorship has occurred. However, if material breach occurs with respect to more than three (3) such countries, and such breach evidences NIFTY's imminent material breach relating to the exclusive distributorship granted hereunder, Telebase, at its option, may terminate this Agreement in its entirety.

XV.          Miscellaneous

             A. This Agreement constitutes the entire agreement between the parties and supersedes any and all prior understandings, written or oral, concerning the subject matter of this Agreement.

             B. Any amendment or modification of this Agreement must be approved in writing by a duly authorized representative of each party.

             C. All payments from NIFTY to Telebase under this Agreement shall be in U.S. dollars, payable to such bank accounts and in such manner (i.e., by wire transfer or other mechanism) as Telebase shall direct. Any conversion between Japanese Yen and U.S. dollars shall be made at the telegraphic transfer selling rate for dollars quoted by the Bank of Tokyo on the date of payment.

             D. Neither party may assign this Agreement without the prior express written consent of the other; provided, however, that either party may assign this Agreement to its wholly owned subsidiary without prior written consent.

             E. No waiver by either party of any term or condition of this Agreement, whether by conduct or otherwise, shall be deemed a further or continuing waiver of any such term or condition, or a waiver of any other term or condition of this Agreement.

             F. If any provision of this Agreement is found to be invalid by any court, the invalidity of such provision shall not affect the validity of the remaining provisions hereof.

             G. All notices provided for hereunder shall be addressed to the President of the intended recipient, shall be delivered in writing (whether via postal service, facsimile, electronic mail or other acceptable mechanism), and shall be deemed given upon actual receipt at the address of the receiving party specified at the beginning of this Agreement.

             H. Each party represents that all necessary approvals and consents have been or will be obtained for entry into this Agreement and agrees that this Agreement is executed subject to all necessary government approvals. NIFTY will make all necessary registrations with, and pay all applicable taxes to, the relevant governmental bodies in Japan and other countries as such may be required for NIFTY to proceed under this Agreement, except that Telebase shall ultimately bear the cost of the trademark registration described in Sections IV A and X A above, of withholding taxes and of such export/import licenses, permits and approvals as are customarily obtained by a party in its position. In particular, NIFTY shall withhold the amount of any national tax levied by the Government of Japan or other national governments on the payments to be made to Telebase under the terms of this Agreement, shall promptly effect payment thereof to the appropriate tax authorities, and shall promptly transmit to Telebase official tax receipts or other evidence issued by such tax authorities sufficient to enable Telebase to support a claim for income tax credit in respect of any such taxes so withheld and paid.

             I. All disputes, controversies or differences which may arise between the parties hereto out of, in relation to, or in connection with this Agreement, unless settled by mutual consent after good faith negotiations, shall be finally settled by arbitration conducted in New York, New York, under the rules then in effect of the American Arbitration Association. Any award rendered in such arbitration shall be final and binding upon the parties hereto and may be entered in and enforced by any court of competent jurisdiction.

             J. The parties will further cooperate in identifying individuals and organizations that can contribute Knowledge Gateway technology for incorporation within the System.

             K. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

             L. This Agreement is binding upon the parties, their successors, trustees and assigns.

                  IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives as of the date written below.

NIFTY CORPORATION                           TELEBASE SYSTEMS, INC.

By:                                         By:
   ---------------------                        ----------------------------
Title:                                      Title:

Date:                                       Date:

                                   SCHEDULE A







                                   [* * * *]

                         [NIFTY Corporation Letterhead]

                                                               FIRST SIDE LETTER

                                             August 1, 1992

Telebase Systems, Inc.
435 Devon Port Drive, Suite 600
Wayne, Pennsylvania 19087
United States of America

                           Re:      Non-competition with respect to
                                    Distributorship Agreement with NIFTY

Gentlemen:

             We write this letter to confirm the undertaking by Telebase Systems, Inc. for itself and any Telebase affiliate ("Telebase") to use its best efforts to preserve the exclusivity of the distributorship granted to NIFTY Corporation ("NIFTY") under a certain Distributorship Agreement (the "Agreement") entered into as of the date hereof by and between Telebase and NIFTY. In this connection, Telebase and NIFTY have agreed to the following:

             Telebase will not enter into any agreement, written or oral, with other distributors or licensees which would cause or permit any of such distributors or licensees to engage in competition with NIFTY with regard to the marketing or distribution of the System (as defined in the Agreement) to Japanese Subscribers (as defined in the Agreement), or which would allow any such distributors or licensees to advertise or otherwise disclose publicly that the System (or any other version of EasyNet, as defined in the Agreement) is available to Japanese Subscribers through such distributors or licensees.

             In the event that it is technically impossible for a Telebase distributor or licensee to determine whether it currently has Japanese Subscribers, Telebase may continue an existing relationship with respect to EasyNet (or a version of EasyNet other than the System) with such distributor or licensee, provided that Telebase uses its best efforts to have such distributor or licensee modify, update and/or enhance its customer list system so that Japanese Subscribers can be identified and their access to EasyNet (or a version thereof) eliminated.

Telebase Systems, Inc.
August 1, 1992
Page 2

             In the event that Telebase can not determine whether a Telebase distributor or licensee has the capability of identifying Japanese Subscribers among its customers, and in the further event that NIFTY discovers that EasyNet (or another version of EasyNet) is being made available to Japanese Subscribers through such distributor or licensee, then, upon NIFTY's informing Telebase, Telebase shall request that such distributor or licensee modify its customer list system so that Japanese Subscribers can be identified and their access to EasyNet (or a version thereof) eliminated.

             In the event that Telebase receives any income from any other distributor or licensee derived from Japanese Subscribers, Telebase shall pay NIFTY Royalties as more fully described in a second side letter to the Agreement dated as of the date hereof.

             In addition, Telebase has undertaken to give NIFTY thirty (30) days written notice prior to the execution of any distributorship or license agreement between Telebase and a distributor or licensee who has (to Telebase's knowledge) Japanese Subscribers.

             Kindly sign in the space provided below if the above reflects the further understanding and agreement of Telebase with respect to its obligations to preserve the exclusivity of NIFTY's rights under the Agreement.

                                            Very truly yours,

                                            NIFTY CORPORATION

                                            By:
                                                ---------------------------
                                            Title:
                                                   ------------------------

Acknowledged and agreed to

TELEBASE SYSTEMS, INC.

By:
    ---------------------------
Title:
       ------------------------

                         [NIFTY Corporation Letterhead]

                                                              SECOND SIDE LETTER

                                                  August 1, 1992

Telebase Systems, Inc.
435 Devon Port Drive, Suite 600
Wayne, Pennsylvania 19087
United States of America

                  Re: Royalties relating to impairment of exclusive distributorship right granted to NIFTY

Gentlemen:

             This letter is to confirm further our understanding and agreement with regard to the undertaking by Telebase Systems, Inc. ("Telebase") to use its best efforts to preserve the exclusive distributorship granted to NIFTY Corporation ("NIFTY") under a certain Distributorship Agreement (the "Agreement") entered into as of the date hereof by and between Telebase and NIFTY. In particular, this letter is to confirm our understanding and agreement with respect to royalties to be paid to NIFTY by Telebase in the event that any other Telebase distributor or licensee has been granted rights with respect to EasyNet (or any version thereof) in Japan. In this connection, Telebase and NIFTY have agreed to the following:

             1. Telebase shall pay royalties (the "Royalties") to NIFTY equal to [* * * *] per search by Japanese Subscribers (as defined in the Agreement) for all access to EasyNet (or versions thereof) by Japanese Subscribers through any other Telebase distributor or licensee for which Telebase (or any Telebase affiliate) receives compensation.

             2. With respect to the worldwide (including Asia) distributorship rights granted by Telebase to AT&T (and/or its affiliates) and AT&T's distribution of EasyNet under the name "Infomaster" to Japanese Subscribers, Telebase hereby agrees that during negotiations regarding the next amendment to the agreement between AT&T and Telebase, Telebase shall use its best efforts to cause AT&T either to (1) cease distributing EasyNet to Japanese Subscribers, or
(2) become a subdistributer or NIFTY under the Agreement. In the event that Telebase's best efforts are in vain, Telebase hereby

Telebase Systems, Inc.
August 1, 1992
Page 2

agrees to pay NIFTY the Royalties described above relating to the income received from the distribution of Infomaster to Japanese Subscribers. In addition, Telebase hereby covenants that Telebase will not make any agreement with AT&T during the Initial Term (as defined in Article V A of the Agreement) whereby AT&T will launch an EasyNet Center in Japan prior to the Renewal Term (as defined in the same Article).

             3. It is understood that Telebase has no obligation to pay Royalties relating to the income received from the distribution by CompuServe Inc. to Japanese Subscribers of (1) EasyNet under the name "IQUEST" and/or (2) Direct Access Database (as defined in the Agreement) services, since such distribution takes place through NIFTY.

             4. All payments from Telebase of the Royalties due hereunder shall be made quarterly, shall be made within thirty (30) days following the end of each calendar quarter, shall be made in Japanese Yen, and shall be payable to such bank accounts and in such manner (i.e., by wire transfer or other mechanism) as NIFTY shall direct. Any conversion between U.S. Dollars and Japanese Yen shall be made at the telegraphic transfer selling rate for Yen quoted by the Bank of Tokyo on the date of payment.

             5. At the time of each payment of Royalties hereunder, Telebase shall provide NIFTY with a Royalties Report setting forth a computation of the amount of such payment of Royalties, which report shall identify the distributor or licensee with respect to whom Telebase is obligated to pay the Royalties, and shall state all amounts received by Telebase from such distributors and licensees relating to Japanese Subscribers, the telecommunications costs incurred by Telebase in connection with servicing such Japanese Subscribers, and the number of searches attributed to such Japanese Subscribers. Telebase shall keep complete, true and accurate books of account and shall keep and maintain all records and documents relating to the Japanese Subscribers in such detail as will enable NIFTY to ascertain the Royalties payable to NIFTY under this letter agreement and Telebase's compliance with the payment of such Royalties. During the term of the Agreement and for a period of one (1) year thereafter, NIFTY shall have the right to inspect, or cause its duly authorized representative to inspect, such books of account, records and documents upon reasonable notice to Telebase and during Telebase's regular business hours.

Telebase Systems, Inc.
August 1, 1992
Page 3

             Kindly sign in the space provided below if the above reflects the understanding and agreement of Telebase with respect to the obligations and other matters covered herein.

                                            Very truly yours,

                                            NIFTY CORPORATION

                                            By:
                                                ---------------------------
                                            Title:
Acknowledged and agreed to                         ------------------------

TELEBASE SYSTEMS, INC.

By:
    ---------------------------
Title:
       ------------------------

                         [NIFTY Corporation Letterhead]

                                                               THIRD SIDE LETTER

                                                August 1, 1992

Telebase Systems, Inc.
435 Devon Port Drive, Suite 600
Wayne, Pennsylvania 19087
United States of America

                  Re: Withholding of Japanese national tax from Annual distributorship fee

Gentlemen:

             This letter is to confirm our understanding and agreement with regard to the withholding of Japanese income tax on the annual distributorship fee ("the Fee") payable by NIFTY Corporation ("NIFTY") to Telebase Systems, Inc. ("Telebase") under a certain Distributorship Agreement (the "Agreement") entered into as of the date hereof by and between NIFTY and Telebase.

             Without making any representation of any kind, NIFTY is of the opinion that no withholding of Japanese income tax on the Fee is required. In the event that the Japanese national tax authorities attempt to assess such withholding on the Fee, NIFTY hereby agrees to use its best efforts to justify that the Japanese national tax authorities do not have the right to do so. In the event that NIFTY's best efforts are in vain, Telebase hereby agrees that NIFTY may deduct such Japanese withholding tax from the Fee pursuant to Section XV H of the Agreement.

Telebase Systems, Inc.
August 1, 1992
Page 2

             Kindly sign in the space provided below if the above reflects the further understanding and agreement of Telebase with respect to NIFTY's obligations with respect to the withholding of Japanese income tax on the Fee.

                                            Very truly yours,

                                            NIFTY CORPORATION

                                            By:
                                                ---------------------------
                                            Title:
                                                   ------------------------


Acknowledged and agreed to

TELEBASE SYSTEMS, INC.

By:
    ---------------------------
Title:
       ------------------------

                         [NIFTY Corporation Letterhead]

May 1st, 1996

Mr. Meyer
Senior Vice President
General Manager
N2K Inc.
435 Davon Park Drive, Suite 600
Wayne, Pennsylvania 19087
USA

Dear Mr. Meyer:

Amendment of the Agreement

With reference to the Distributorship Agreement signed between NIFTY Corporation and Telebase Systems, Inc.(then), dated July 30, 1992, we inform you that we would like to continue our contractual relations after July 31, 1996: the date of expiry of the present Agreement, subject to modification of the present Agreement.

The details of codifications which we understand to be made in the coming Agreement are to be discussed with you later, such as, for example, that the Renewal Term shall be two (2) instead of four (4) years of the present Agreement, etc.,.

This letter is for the purpose of informing you of our intention of modifying the terms of the Agreement in relation to Section V (Term of Distributorship and Fee).

Thank you for your attention.

Sincerely yours,


Nobutoshi Okubi
General Manager
Corporate Planning Dept.
NIFTY Corporation